Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT
TO FINANCING AGREEMENT

SECOND AMENDMENT, dated as of April 10, 2015 (this "Amendment"), to the Financing Agreement, dated as of July 31, 2014, as amended, restated, supplemented or otherwise modified from time to time (as so amended, the "Financing Agreement"), by and among Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the "Parent"), Aurora Diagnostics, LLC, a Delaware limited liability company (the "Borrower"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("Cerberus"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrower, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   Recitals.  The recitals of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

"The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $165,000,000, (b) a delayed draw term loan in the aggregate principal amount of $25,000,000, (c) a delayed draw term loan b in the aggregate principal amount of $40,000,000, and (d) a revolving credit facility in an aggregate principal amount not to exceed $30,000,000 at any time outstanding.  The proceeds of the term loans and the loans made under the revolving credit facility shall be used to refinance existing indebtedness of the Borrower, for general working capital purposes of the Loan Parties and their Subsidiaries (as hereinafter defined), to fund Permitted Acquisitions (as hereinafter defined), for any other purposes not prohibited by this Agreement (as hereinafter defined) and to pay fees and expenses related to this Agreement and the foregoing (such fees and expenses, the "Transaction Costs").  The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

DOC ID - 22614363.5

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:"

(b)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

""Brazos Acquisition" means the acquisition by an Affiliated Practice of all or substantially all of the assets of Brazos Valley Pathology, PLLC's Brazos Valley and TPA divisions on terms substantially similar to the terms set forth in the letter of intent, dated as of March 5, 2015, between the Borrower and Brazos Valley Pathology, PLLC."

""Delayed Draw B Pro Rata Share" means, with respect to a Lender's obligation to make certain Term Loans after the Effective Date and the right to receive payment of the Unused Delayed Draw Term Loan B Fee, the percentage obtained by dividing (i)  such Lender's Delayed Draw Term Loan B Commitment, by (ii)  the Total Delayed Draw Term Loan B Commitment."

""Delayed Draw Term Loan B Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loans to the Borrower after the Effective Date in the amount set forth in Schedule 1.01(G) hereto under the heading "Delayed Draw Term Loan B Commitment", as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement."

""Delayed Draw Term Loan B Commitment Termination Date" means the earliest to occur of (i) the date the Delayed Draw Term Loan B Commitments are permanently reduced to zero pursuant to Section 2.01(b), (ii) the date of the termination of the Delayed Draw Term Loan B Commitments pursuant to Section 2.05(a)(ii) or Section 9.01 and (iii) 5:00 p.m. on the first anniversary of the Second Amendment Effective Date (unless otherwise extended in writing by the Lenders with a Delayed Draw Term Loan B Commitment)."

""Morristown Acquisition" means the acquisition by a Nominee of all of the shares of the stock of Morristown Pathology Associates, P.A. on terms substantially similar to the terms set forth in the letter of intent, dated as of December 2, 2014, by and among the Borrower and the shareholders of Morristown Pathology Associates, P.A."

""Second Amendment" means the Second Amendment to Financing Agreement, dated as of April 10, 2015, among the Borrower, the Guarantors, the Agents and the Lenders."

""Second Amendment Effective Date" has the meaning specified therefor in Section 4 of the Second Amendment."

""Total Delayed Draw Term Loan B Commitment" means the sum of the amounts of the Lenders' Delayed Draw Term Loan B Commitments."

""Unused Delayed Draw Term Loan B Fee" has the meaning specified therefor in Section 2.06(e)."

DOC ID - 22614363.5	2

(c)   Existing Definitions.

(i)The definition of "Applicable Margin" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof prior to the Second Amendment Effective Date, 6.00%, and on and after the Second Amendment Effective Date, 6.125%, and (b) any LIBOR Rate Loan or any portion thereof prior to the Second Amendment Effective Date, 7.00%, and on and after the Second Amendment Effective Date, 7.125%."

(ii)The definition of "Commitments" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment, Effective Date Term Loan Commitment, Delayed Draw Term Loan Commitment and Delayed Draw Term Loan B Commitment."

(iii)The definition of "Delayed Draw Pro Rata Share" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Delayed Draw Pro Rata Share" means, with respect to a Lender's obligation to make certain Term Loans after the Effective Date, the percentage obtained by dividing (i)  such Lender's Delayed Draw Term Loan Commitment, by (ii)  the Total Delayed Draw Term Loan Commitment."

(iv)The definition of "Fee Letter" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Fee Letter" means the amended and restated fee letter, dated as of the Second Amendment Effective Date, among the Borrower and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time."

(v)The definition of "Permitted Acquisition" in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (m) therein in its entirety to read as follows:

"(m)if (i) the Purchase Price payable in respect of any single Acquisition or series of related Acquisitions exceeds 5 times the Consolidated EBITDA of the target of the Acquisition during the consecutive 4 fiscal quarter period most recently concluded prior to the date of the proposed Acquisition for which financial statements have been or were required to be delivered by the Loan Parties hereunder in the aggregate, (ii) the Purchase Price payable in respect of any single Acquisition or series of related Acquisitions exceeds $15,000,000 in the aggregate, or (iii) the cash Purchase Price payable at the closing of such Acquisition in respect of any single Acquisition or series of related Acquisitions exceeds $10,000,000 in the aggregate, the Required Lenders shall have consented in writing to such

DOC ID - 22614363.5	3

Acquisition; provided, that in the case of the Morristown Acquisition and the Brazos Acquisition, the consent of the Required Lenders shall not be unreasonably withheld."

(vi)The definition of "Pro Rata Share" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Pro Rata Share" means, with respect to:

(a)a Lender's obligation to make Revolving Loans and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (A) such Lender's Revolving Credit Commitment, by (B) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances),

(b)a Lender's obligation to make the Term Loans on the Effective Date, the percentage obtained by dividing (i)  such Lender's Effective Date Term Loan Commitment, by (ii) the Total Effective Date Term Loan Commitment;

(c)a Lender's obligation to make the Term Loans after the Effective Date pursuant to such Lender's Delayed Draw Term Loan Commitment, the percentage obtained by dividing (i)  such Lender's Delayed Draw Term Loan Commitment, by (ii) the Total Delayed Draw Term Loan Commitment;

(d)a Lender's obligation to make the Term Loans after the Effective Date pursuant to such Lender's Delayed Draw Term Loan B Commitment and the right to receive payment of the Unused Delayed Draw Term Loan B Fee, the percentage obtained by dividing (i)  such Lender's Delayed Draw Term Loan B Commitment, by (ii) the Total Delayed Draw Term Loan B Commitment;

(e)a Lender's right to receive payments of interest, fees, and principal with respect to a Term Loan, the percentage obtained by dividing (x) the unpaid principal amount of such Lender's portion of the Term Loan, by (y) the aggregate unpaid principal amount of the Term Loans, and

(f)all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment, such Lender's undrawn Term Loan Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by (ii) the sum of the Total Revolving Credit Commitment, the undrawn Total Term Loan Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances)."

DOC ID - 22614363.5	4

(vii)The definition of "Required Lenders" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Required Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (f) of the definition thereof) aggregate more than 50.0%; provided, that the Commitments and the Loans of any Defaulting Lender shall be disregarded in the determination of the Required Lenders."

(viii)The definition of "Term Loan" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrower pursuant to Section 2.01(a)(ii), Section 2.01(a)(iii) and Section 2.01(a)(iv)."

(ix)The definition of "Term Loan Commitment" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Term Loan Commitment" means, with respect to each Lender, such Lender's Effective Date Term Loan Commitment, Delayed Draw Term Loan Commitment and Delayed Draw Term Loan B Commitment."

(x)The definition of "Total Term Loan Commitment" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Total Term Loan Commitment" means the sum of the amounts of the Lenders' Effective Date Term Loan Commitments, Delayed Draw Term Loan Commitments and Delayed Draw Term Loan B Commitments."

(d)   Section 2.01 (Commitments).  Section 2.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.01Commitments.  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i)each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time during the term of this Agreement, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment;

(ii)each Lender with an Effective Date Term Loan Commitment agrees, severally and not jointly, to make or cause to be made on the Effective Date, a Term Loan to the Borrower in an aggregate principal amount not to exceed its Effective Date Term Loan Commitment and the Term Loans of all Lenders made on the Effective Date shall be in an aggregate principal amount not to exceed the Total Effective Date Term Loan Commitment;

DOC ID - 22614363.5	5

(iii)each Lender with a Delayed Draw Term Loan Commitment agrees, severally and not jointly, to make or cause to be made, from time to time after the Effective Date and prior to the Delayed Draw Term Loan Commitment Termination Date and subject to Section 5.02, one or more Term Loans to the Borrower in an aggregate principal amount not to exceed the lesser of (A) its Delayed Draw Pro Rata Share of such Term Loan and (B) its Delayed Draw Term Loan Commitment; and

(iv)each Lender with a Delayed Draw Term Loan B Commitment agrees, severally and not jointly, to make or cause to be made, from time to time after the Effective Date and prior to the Delayed Draw Term Loan B Commitment Termination Date and subject to Section 5.02, one or more Term Loans to the Borrower in an aggregate principal amount not to exceed the lesser of (A) its Delayed Draw B Pro Rata Share of such Term Loan and (B) its Delayed Draw Term Loan B Commitment.

(b)Notwithstanding the foregoing:

(i)The aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the Total Revolving Credit Commitment.  The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date.  Within the foregoing limits, the Borrower may borrow, repay and reborrow, the Revolving Loans on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.  No Revolving Loans in excess of $3,000,000 shall be advanced on the Effective Date.

(ii)The aggregate principal amount of all Term Loans made on the Effective Date pursuant to this Agreement shall not exceed the Total Effective Date Term Loan Commitment.  The aggregate principal amount of all Term Loans made after the Effective Date pursuant to this Agreement shall not exceed the sum of the Total Delayed Draw Term Loan Commitment and the Total Delayed Draw Term Loan B Commitment.  The Total Effective Date Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of the Term Loan on the Effective Date.  The Total Delayed Draw Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Term Loan after the Effective Date made pursuant to a Delayed Draw Term Loan Commitment in an amount equal to such funded Term Loan.  The Total Delayed Draw Term Loan B Commitment shall be permanently reduced immediately and without further action upon the funding of each Term Loan after the Effective Date made pursuant to a Delayed Draw Term Loan B Commitment in an amount equal to such funded Term Loan.  Each Lender's Effective Date Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of the Term Loan on the Effective Date.  Each Lender's Delayed Draw Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Term Loan after the Effective Date made pursuant to a Delayed Draw Term Loan Commitment in an amount equal to such Lender's Delayed Draw Pro Rata Share of such funded Term Loan.  Each Lender's Delayed Draw Term Loan B Commitment shall be permanently reduced immediately and without further action upon the funding of each Term Loan after the Effective Date made pursuant to a Delayed Draw Term Loan B Commitment in an amount equal to such Lender's Delayed Draw B Pro Rata Share of such funded Term Loan.  The undrawn Total Delayed Draw Term Loan Commitment and each

DOC ID - 22614363.5	6

Lender's Delayed Draw Term Loan Commitment shall terminate immediately and without further action on the Delayed Draw Term Loan Commitment Termination Date after giving effect to the funding of any Lender's Term Loan on such date.  The undrawn Total Delayed Draw Term Loan B Commitment and each Lender's Delayed Draw Term Loan B Commitment shall terminate immediately and without further action on the Delayed Draw Term Loan B Commitment Termination Date after giving effect to the funding of any Lender's Term Loan on such date.  Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed."

(e)   Section 2.02(a) (Making the Loans).  Section 2.02(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(a)The Borrower shall give the Administrative Agent prior telephonic or email notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 12:00 noon on the date which is 1 Business Day in the case of Revolving Loans which are Reference Rate Loans and otherwise 3 Business Days (or, in the case of a Term Loan made after the Effective Date, (i) in the case of any drawing during the first six (6) months after the Effective Date, 10 Business Days, (ii) in the case of any drawing after the first six (6) months after the Effective Date through and including the first ten (10) months after the Effective Date, 20 days and (iii) thereafter, 30 days) prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon on the borrowing date of the proposed Loan).  Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iv) the proposed borrowing date, which must be a Business Day, and, with respect to the initial Term Loan, must be the Effective Date, and (v) in the case of Loans requested after the Effective Date, whether such Loan is requested to be made from a Delayed Draw Term Loan Commitment or a Delayed Draw Term Loan B Commitment.  The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent).  The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing.  The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary.  The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing."

(f)   Section 2.02(c) (Making the Loans).  Section 2.02(c)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(c)(i)Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, Effective Date Pro Rata Shares of the Total Effective Date Term Loan Commitment, Delayed Draw Pro Rata Shares of

DOC ID - 22614363.5	7

the Total Delayed Draw Term Loan Commitment and Delayed Draw B Pro Rata Shares of the Total Delayed Draw Term Loan B Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.  The proceeds of each Term Loan that are not otherwise used by the Borrower on the applicable funding date shall be deposited into the Specified Account."

(g)   Section 2.05(a)(ii) (Reduction of Commitment; Prepayment of Loans).  Section 2.05(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(ii)Term Loan.  The Total Effective Date Term Loan Commitment shall terminate on the earlier of (i) the making of the Term Loan on the Effective Date and (ii) 5:00 p.m. on the Effective Date.  The Total Delayed Draw Term Loan Commitment shall terminate on the Delayed Draw Term Loan Commitment Termination Date.  The Total Delayed Draw Term Loan B Commitment shall terminate on the Delayed Draw Term Loan B Commitment Termination Date.  In addition, the Total Term Loan Commitment, the Effective Date Term Loan Commitment, the Delayed Draw Term Loan Commitment and the Delayed Draw Term Loan B Commitment of each Lender shall be reduced or terminated, as applicable, in accordance with Section 2.01(b)."

(h)   Section 2.06 (Fees).  Section 2.06 of the Financing Agreement is hereby amended by adding the following new subsection (e) therein to read as follows:

"(e)Unused Delayed Draw Term Loan B Fee.  From and after the Second Amendment Effective Date and until the Delayed Draw Term Loan B Commitment Termination Date, the Borrower shall pay to the Administrative Agent for the account of the Term Loan Lenders, in accordance with their Delayed Draw B Pro Rata Shares, quarterly in arrears on the first day of each quarter commencing July 1, 2015, an unused line fee (the "Unused Delayed Draw Term Loan B Fee"), which shall accrue at the rate per annum of 2.25% on the undrawn amount, if any, of the Total Delayed Draw Term Loan B Commitment during the preceding quarter."

(i)   Section 2.07(c) (LIBOR Option).  Clause (c) of Section 2.07 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(c)Notwithstanding anything to the contrary contained in this Agreement, the Borrower (1) shall have not more than ten (10) LIBOR Rate Loans in effect at any given time, and (2) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof."

(j)   Section 7.01(a)(iv)(C) (Reporting Requirements).  Clause (C) of Section 7.01(a)(iv) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

DOC ID - 22614363.5	8

"(C)in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and (3) confirmation that there have been no changes to the information contained in the Perfection Certificate delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching updated schedules to the Perfection Certificate identifying any such changes to the information contained  therein;"

(k)   Section 12.02(a)(vii) (Amendments, Etc.).  Section 12.02(a)(vii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(vii)amend the definition of "Effective Date Pro Rata Share", "Delayed Draw Pro Rata Share", or "Delayed Draw B Pro Rata Share", in each case, without the written consent of each Lender affected thereby."

(l)   Section 12.16 (Records.  Section 12.16 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"Section 12.16  Records.  The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the fees set forth in the Fee Letter, the Unused Line Fee, the Unused Delayed Draw Term Loan B Fee and the Applicable Prepayment Premium, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

(m)   Schedule 1.01(G).  Schedule 1.01(G) to the Financing Agreement is hereby added to the Financing Agreement in the form attached as Annex I hereto.

3.   Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)   Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, trust, limited liability company or limited partnership duly organized, validly existing and in good standing, if applicable, under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing, if applicable, could reasonably be expected to have a Material Adverse Effect.

(b)   Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Amendment and the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its

DOC ID - 22614363.5	9

Governing Documents, (B) any applicable material Requirement of Law or (C) any Material Contract binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)   Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment and the Financing Agreement, as amended hereby, other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation.

(d)   Enforceability of Amendment.  This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and subject to applicable laws restricting the enforceability against a Governmental Authority of the assignment of Accounts arising under Medicare and Medicaid.

(e)   The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Second Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(f)   No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

4.   Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full (or waiver by the Agents), in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Second Amendment Effective Date"):

DOC ID - 22614363.5	10

(a)   The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Lenders.

(b)   The Borrowers shall have paid on or before the Second Amendment Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 of the Financing Agreement and Section 12.04 of the Financing Agreement.

(c)   No event or development shall have occurred since December 31, 2013 which could reasonably be expected to have a Material Adverse Effect.

(d)   All proceedings in connection with the making of the Loans and the other transactions contemplated by this Amendment and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(e)   There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in writing in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs any of the transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.

(f)   The Collateral Agent shall have received on or before the Second Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Second Amendment Effective Date:

(i)the results of searches for any effective UCC financing statements, and tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(ii)the Fee Letter, duly executed by the Borrower and the Collateral Agent;

(iii)a certificate of an Authorized Officer of each Loan Party, certifying (A) as to the Governing Documents of such Loan Party (1) that no changes have been made thereto since those delivered on the Effective Date (or if later, the date upon which such Person became a Loan Party) and/or (2) copies thereof, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Second Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings under the Delayed Draw Term Loan B Commitments and the

DOC ID - 22614363.5	11

transactions related thereto contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of this Amendment and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under the Financing Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 3(e) and Section 3(f) of this Amendment;

(iv)a certificate of the primary financial officer of the Parent, certifying as to the solvency of the Loan Parties on a consolidated basis;

(v)a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Second Amendment Effective Date as to the subsistence in good standing of, and, if applicable, the payment of franchise (or similar) taxes by, such Loan Party in such jurisdictions (it being understood and agreed that, solely with respect to jurisdictions of foreign qualification, the condition precedent in this sub-clause (v) shall be deemed satisfied if the Loan Parties have used commercially reasonable efforts to obtain such certificates on or prior to the Second Amendment Effective Date);

(vi)(i) an opinion of Sidley Austin LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request, and (ii) opinions of local counsel to the Loan Parties, in each case, as to such matters as the Collateral Agent may reasonably request; and

(vii)evidence of the insurance coverage required by Section 7.01 and the terms of the Security Agreement, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (or 10 days in the case of non-payment of premiums) prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence that such insurance policies are in full force and effect.

5.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and

DOC ID - 22614363.5	12

agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

6.   Release.  The Agents and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done prior to the Second Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral prior to the Second Amendment Effective Date.

7.   New Lender.  As of the Second Amendment Effective Date, the parties hereto hereby agree and acknowledge that, by executing this Amendment, Drawbridge Special Opportunities Fund LP (the "New Lender") shall become a Lender under the Financing Agreement and the other Loan Documents.  The New Lender (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender under the Financing Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, or any other Lender, based on such documents and

DOC ID - 22614363.5	13

information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as the Administrative Agent or the Collateral Agent (as the case may be) on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  As of the date hereof, the New Lender shall (i) be a party to the Financing Agreement and the other Loan Documents, (ii) be a "Lender" for all purposes of the Financing Agreement and the other Loan Documents and (iii) have the rights and obligations of a Lender under the Financing Agreement and the other Loan Documents.  The Borrower hereby consents to the New Lender becoming a Lender under the Financing Agreement and the other Loan Documents.

DOC ID - 22614363.5	14

8.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement (i) if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   Subject to the provisions of Section 12.04 of the Financing Agreement, the Borrower will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders.

[remainder of page intentionally left blank]

DOC ID - 22614363.5	15

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

AURORA DIAGNOSTICS, LLC

By: _/s/ Michael Grattendick

Name:Michael Grattendick

Title:Vice President and Controller

GUARANTORS:

AURORA DIAGNOSTICS HOLDINGS, LLC

AURORA DIAGNOSTICS FINANCING, INC.

AURORA GEORGIA, LLC

AURORA GREENSBORO LLC

AURORA LMC, LLC

AURORA MASSACHUSETTS, LLC

AURORA MICHIGAN, LLC

AURORA NEW HAMPSHIRE, LLC

BIOPSY DIAGNOSTICS, LLC

CUNNINGHAM PATHOLOGY, L.L.C.

C R COLLECTIONS, LLC

DERMPATH NEW ENGLAND, LLC

GREENSBORO PATHOLOGY, LLC

HARDMAN PATHOLOGY ADX, LLC

LABORATORY OF DERMATOPATHOLOGY ADX, LLC

PATHOLOGY SOLUTIONS, LLC

SEACOAST PATHOLOGY, INC.

TEXAS PATHOLOGY, LLC

TWIN CITIES DERMATOPATHOLOGY, LLC

By: _/s/ Michael Grattendick

Name:Michael Grattendick

Title:Vice President and Controller

DOC ID - 22614363.5	Second Amendment to Financing Agreement

BERNHARDT LABORATORIES, INC.

MARK & KAMBOUR HOLDINGS, INC.

MARK & KAMBOUR, LLC
Richard Bernert, LLC
WEST GEORGIA PATHOLOGY, LLC

By:_/s/ Michael Grattendick

Name:Michael Grattendick

Title:Vice President and Treasurer

THE LMC REVOCABLE TRUST, B.T.

THE WPC REVOCABLE TRUST, B.T

By: _/s/ Michael Grattendick

Name:Michael Grattendick

Title:Trustee

MID-ATLANTIC PATHOLOGY SERVICES, INC.

By: _/s/ Michael Grattendick

Name:Michael Grattendick

Title:Treasurer

DOC ID - 22614363.5	Second Amendment to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Eric Miller Name: Eric Miller Title Executive Vice President

DOC ID - 22614363.5	Second Amendment to Financing Agreement

LENDERS: CERBERUS ASRS HOLDINGS LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS LEVERED LOAN OPPORTUNITIES FUND II, L.P.
By: Cerberus Levered Opportunities II GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

DOC ID - 22614363.5	Second Amendment to Financing Agreement

CERBERUS ICQ LEVERED LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS ONSHORE II CLO LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS ONSHORE LEVERED II LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS ASRS FUNDING LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS N-1 FUNDING LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS KRS LEVERED LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

DOC ID - 22614363.5	Second Amendment to Financing Agreement

CERBERUS OFFSHORE LEVERED II LP
By: COL II GP Inc.
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS AUS LEVERED II LP
By: CAL II GP LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS SWC LEVERED LP
By: Cerberus SL GP LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President

CERBERUS ONSHORE II CLO-2 LLC

By: /s/ Eric Miller
Name: Eric Miller
Title: Vice President
CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

DOC ID - 22614363.5	Second Amendment to Financing Agreement

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P.
By: Cerberus Levered Opportunities Master Fund II GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

CERBERUS AUS LEVERED HOLDINGS LP
By: CAL I GP Holdings LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

CERBERUS SWC LEVERED LOAN OPPORTUNITIES MASTER FUND, L.P.
By: Cerberus SWC Levered Opportunities GP, LLC
Its: General Partner

By: /s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director
SHP CAPITAL SOLUTIONS FUND L.P.
By: Sound Harbor GP LLC, its general partner
By: /s/ Michael Zupon Name: Michael Zupon Title: Authorized Person

CRESTLINE SPECIALTY LENDING, L.P.
By: Crestline Management, L.P., its Investment Manager By: Crestline Investors, Inc., its General Partner
By: /s/ John S. Cochran Name: John S. Cochran Title: Vice President

DOC ID - 22614363.5	Second Amendment to Financing Agreement

FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED
By: FCO V CLO CM LLC, its collateral manager
By: /s/Constantine M. Dakolias Name: Constantine M. Dakolias Title: President
FORTRESS CREDIT OPPORTUNITIES III CLO LP
By: FCO III CLO GP LLC, its General Partner
By: /s/Constantine M. Dakolias Name: Constantine M. Dakolias Title: President
FORTRESS CREDIT BSL LIMITED
By: FC BSL CM LLC, its collateral manager
By: /s/Constantine M. Dakolias Name: Constantine M. Dakolias Title: President
FORTRESS CREDIT BSL II LIMITED
By: FC BSL II CM LLC, its collateral manager

DOC ID - 22614363.5	Second Amendment to Financing Agreement

By:  /s/Constantine M. Dakolias
Name: Constantine M. Dakolias
Title:   President

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP LLC,

its general partner

By:  /s/Constantine M. Dakolias

Name:  Constantine M. Dakolias

Title:    President

GARRISON CAPITAL INC.

By: /s/Brian S. Chase Name:Brian S. Chase Title: Chief Financial Officer
GARRISON FUNDING 2013-2 LTD.
By: Garrison Funding 2013-2 Manager LLC, as Collateral Manager
By: /s/Brian S. Chase Name:Brian S. Chase Title: Chief Operating Officer

GARRISON FUNDING 2015-2 LP

By: /s/Brian S. Chase Name:Brian S. Chase Title: Authorized Signor
GMMF FUNDING LLC

By: /s/Brian S. Chase Name:Brian S. Chase Title: Chief Operating Officer

DOC ID - 22614363.5	Second Amendment to Financing Agreement

Annex I

Schedule 1.01(G)

Lenders' Delayed Draw Term Loan B Commitments

Name of Lender	Delayed Draw Term Loan B Commitment
Cerberus ASRS Holdings LLC	$9,610,688.73
Cerberus Levered Loan Opportunities Fund II, L.P.	$5,898,745.64
Cerberus NJ Credit Opportunities Fund, L.P.	$1,041,807.91
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$2,377,948.54
Cerberus KRS Levered Loan Opportunities Fund, L.P.	$1,070,809.18
SHP Capital Solutions Fund L.P.	$1,600,000.00
Crestline Specialty Lending, L.P.	$4,000,000.00
Drawbridge Special Opportunities Fund LP	$9,600,000.00
Garrison Capital Inc.	$2,392,923.00
Garrison Funding 2015-2 L.P.	$1,205,401.00
GMMF Funding LLC	$1,201,676.00
TOTAL	$40,000,000.00

DOC ID - 22614363.5

DOC ID - 22614363.5